EXHIBIT 21.1

                               FRESH AMERICA CORP.
                         LIST OF SUBSIDIARY CORPORATIONS

                                DECEMBER 31, 1999

SUBSIDIARY                                     STATE OF INCORPORATION
----------                                     ----------------------
Fresh America California, Inc.                        Texas

Fresh America Louisiana, Inc.                         Texas

Fresh America Georgia, Inc.                           Texas

Hereford Haven, Inc., d/b/a/ Martin Bros.             Texas

Francisco Acquisition Corp.                           Texas

Fresh America Arizona, Inc.                           Texas

Fresh America Florida, Inc.                           Texas

JNC Acquisition Corp.                                 Pennsylvania

Columbia Marketing Services, Inc.                     Pennsylvania

Eleanor Corporation                                   Pennsylvania

Toronto Corporation                                   Pennsylvania

Allied-Perricone, Inc., formerly known as
Sam Perricone Citrus Company                          California

1277649 Ontario Limited                               Ontario, Canada

Ontario Tree Fruits Limited                           Ontario, Canada

Sarfog, Inc.                                          New Jersey

Fosar, Inc.                                           New Jersey

Trio Importing (No. 2) Company, Ltd.                  Ontario, Canada